Exhibit 99.1

Eclipsys Announces First-Quarter 2009 Results

ATLANTA--(BUSINESS WIRE)--May 6, 2009--Eclipsys Corporation® (NASDAQ: ECLP), The Outcomes Company®, today announced results for the first quarter ended March 31, 2009.

GAAP Results

Revenues for the quarter ended March 31, 2009 were $130.2 million, compared to revenues of $124.4 million for the quarter ended March 31, 2008.

GAAP net loss for the first quarter of 2009 was $0.9 million, or $0.02 per diluted common share, compared to net income of $0.3 million, or $0.01 per diluted common share for the first quarter of 2008.

Non-GAAP Results

Non-GAAP net income for the first quarter of 2009 was $9.6 million, or $0.17 per diluted common share, compared to first quarter 2008 non-GAAP net income of $8.1 million, or $0.15 per diluted common share.

Non-GAAP net income excludes stock-based compensation expense, acquisition related amortization, and certain additional items that the company does not consider to be indicative of its underlying business performance. For first quarter 2008, these additional items were costs associated with the relocation of the corporate headquarters from Boca Raton, FL to Atlanta, GA, the derivative litigation that was ultimately settled in September 2008, and a change in the company’s estimate for uncertainties in income taxes, as well as a gain resulting from completion of post-closing milestones associated with the sale of the Clinical Practice Model Resource Center business, which was completed in December 2007. For first quarter 2009, these additional items were costs associated with the previously announced reduction in our professional services capacity to reflect current and projected business volume and other staff reductions and severance obligations incurred in the quarter, as well as the effect of the purchase accounting adjustments in connection with the acquisition of Premise Corporation.

A reconciliation of GAAP to non-GAAP results is included in the attached tables.

“We are pleased to complete a good first quarter in the face of fluid market conditions,” said R. Andrew Eckert, Eclipsys president and chief executive officer. “Over the past several weeks, we have observed an increase in client and prospect activity related to the American Recovery and Reinvestment Act of 2009 (ARRA). We are excited that ARRA is accelerating demand for healthcare information technology solutions and have several ongoing initiatives to help ensure we are well positioned to take advantage of this opportunity.”

Today’s Conference Call

Eclipsys executives will discuss the first-quarter results on a teleconference scheduled for 4:30 p.m. Eastern time on May 6. Persons interested in participating in the teleconference should call (800) 230-1092 approximately 15 minutes before the conference call is slated to begin. For listen-only mode, participants can go to www.eclipsys.com prior to the conference call to register and download the necessary audio software.

Replay

About two hours after its completion, an audio replay of the conference call will be available on www.eclipsys.com for approximately 48 hours.

About Eclipsys

Eclipsys is a leading provider of advanced integrated clinical, revenue cycle and performance management software, clinical content and professional services that help healthcare organizations improve clinical, financial and operational outcomes. For more information, see www.eclipsys.com or email info@eclipsys.com.

Non-GAAP Measures

The company has provided net income and earnings per share financial measures on a non-GAAP basis for the three months ended March 31, 2009 and March 31, 2008, which exclude non-cash stock-based compensation expenses, amortization expense associated with acquisitions, and certain additional items that the company does not consider to be indicative of its underlying business performance, as listed on the attached GAAP to non-GAAP reconciliation tables. Because of the significance of the GAAP components excluded, these non-GAAP financial measures should not be considered a substitute for, or superior to, any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the non-GAAP financial measures provided, when considered in conjunction with comparable GAAP financial measures, facilitate the understanding and evaluation of the company’s operating performance and future prospects, as well as comparisons of the company’s results with its prior period results that did not include these gains and/or charges, and with results of other companies on a more consistent basis. For example, omitting the stock-based compensation expense facilitates review by the majority of the company’s analysts, who model the company’s earnings excluding stock-based compensation charges. Internally, management uses non-GAAP net income and earnings for forecasting and to help make management decisions, as an indicator of business performance, and to evaluate management’s effectiveness and help determine bonuses for management and others.

The economic substance of omitting non-cash stock-based compensation expense in presenting non-GAAP earnings derives from providing investors with consistent measures of performance both before and after including non-cash stock-based compensation charges. The economic substance of omitting the other items incurred that the company does not consider to be indicative of its underlying business performance derives from the fact that such episodic gains and/or charges make it more difficult to compare operating results of different periods, not all of which include such gains and/or charges. However, the omission of non-cash stock-based compensation expense may mask an economic cost incurred by the company in connection with stock-based compensation, and the omission of the charges related to the company’s other non-GAAP adjustments may mask actual and expected future costs associated with such matters. Management compensates for these limitations by using both the GAAP and non-GAAP measures.

The company has provided reconciling tables attached to this release.

Caution Regarding Forward-Looking Statements

Certain statements in this news release or the investor call referenced herein, including those concerning the company’s first quarter 2009 financial results, operational initiatives, future performance expectations, and effects of economic conditions are forward-looking statements and actual results may differ materially from those projected or implied by the forward-looking statements due to a variety of risks and uncertainties. Future performance expectations are predicated upon achievement of various sales and performance targets that may be difficult to meet. Economic conditions are unstable and may cause hospitals and other healthcare providers to curtail HIT system spending. Eclipsys’ cost reduction and other initiatives in response to the challenging economic environment may not be effective, and it is difficult to predict what the company may be able to achieve. Eclipsys sales may be slower than expected due to market conditions, competition, and other factors. Costs may be greater than anticipated due to the potential need to increase spending to ensure performance in accordance with commitments to clients and other factors. Software development may take longer and cost more than expected, and incorporation of anticipated features and functionality may be delayed, due to various factors including programming and integration challenges and resource constraints. The market is highly competitive. Implementation and customization of Eclipsys software is complex and time-consuming. Results depend upon a variety of factors and can vary by client. Each client’s circumstances are unique and may include unforeseen issues that make it more difficult than anticipated to implement or derive benefit from software, implementation or consulting services. The success and timeliness of the company’s services will depend at least in part upon client involvement, which can be difficult to control. Eclipsys is required to meet specified performance standards, and clients can terminate contracts, assess penalties or reduce contract scope under certain circumstances. More information about company risks is available in recent Form 10-K and other filings made by Eclipsys from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

ECLIPSYS CORPORATION AND SUBSIDIARIES
GAAP Income Statements (Unaudited)
(in thousands, except per share amounts)

	GAAP	GAAP

	Three Months Ended	Three Months Ended
	March 31, 2009	March 31, 2008	$ Change	% Change

Revenues:
Systems and services	$128,137	$119,138	$8,999	7.6%
Hardware	2,029	5,242	(3,213)	-61.3%
Total revenues	130,166	124,380	5,786	4.7%

Cost and expenses:
Cost of systems and services	66,874	67,560	(686)	-1.0%
Cost of hardware	1,656	4,336	(2,680)	-61.8%
Sales and marketing	22,751	20,871	1,880	9.0%
Research and development	13,493	17,154	(3,661)	-21.3%
General and administrative	12,021	10,962	1,059	9.7%
Depreciation and amortization	8,034	4,766	3,268	68.6%
Restructuring	5,434	-	5,434	* N/	M
In-process research and development charge	-	850	(850)	* N/	M
Total costs and expenses	130,263	126,499	3,764	3.0%

Income (loss) from operations	(97)	(2,119)	2,022	-95.4%
Gain/(loss) on sale of assets	400	2,064	(1,664)	-80.6%
Gain (loss) on ARS	(158)	-	(158)	* N/	M
Interest income	847	2,382	(1,535)	-64.4%
Interest expense	(1,143)	(263)	(880)	334.6%
Income (loss) before income taxes	(151)	2,064	(2,215)	-107.3%
Provision for income taxes	714	1,774	(1,060)	-59.8%
Net income (loss)	$(865)	$290	$(1,155)	-398.3%
Income allocated to participating securities	-	3	(3)	-100.0%
Net income (loss) available to common stockholders	$(865)	$287	$(1,152)	-401.4%
Earnings (loss) per common share:
Basic	$(0.02)	$0.01	(0.03)	-300.0%
Diluted	$(0.02)	$0.01	(0.03)	-300.0%
Shares used in computing earnings (loss) per common share:
Basic	55,470	53,548	1,922	3.6%
Diluted	55,470	54,515	955	1.8%

* Not Meaningful

ECLIPSYS CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2009	2008
	(Unaudited)
Assets
Current assets:
Cash	$111,882	$108,304
Marketable securities		154
Accounts receivable, net of allowance for doubtful accounts of $3,421 and $4,912, respectively	113,303	121,811
Prepaid expenses	26,417	23,975
Deferred tax asset	2,224	2,643
Other current assets	3,957	5,712
Total current assets	257,783	262,599

Long-term investments	105,232	107,215
Property and equipment:
Property and equipment	151,936	143,103
Accumulated depreciation and amortization	(93,902)	(89,107)
Property and equipment, net	58,034	53,996
Capitalized software development costs, net	41,323	37,718
Acquired technology, net	37,144	39,710
Intangible assets, net	9,546	10,258
Deferred tax asset	87,350	89,063
Goodwill	97,695	96,973
Other assets	12,064	11,343
Total assets	$706,171	$708,875

Liabilities and Stockholders’ Equity
Current liabilities:
Deferred revenue	$120,984	$123,733
Accounts payable	16,134	20,924
Accrued compensation costs	23,978	16,457
Other current liabilities	19,787	22,481
Total current liabilities	180,883	183,595

Deferred revenue	4,605	5,743
Long term debt and capital lease obligation	105,917	105,000
Other long-term liabilities	14,660	16,540
Total liabilities	306,065	310,878

Stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized; issued and outstanding, 56,143,447 and 56,126,674, respectively	562	561
Additional paid-in capital	574,152	569,717
Accumulated deficit	(165,577)	(164,712)
Accumulated other comprehensive income	(9,031)	(7,569)
Total stockholders’ equity	400,106	397,997
Total liabilities and stockholders’ equity	$706,171	$708,875

ECLIPSYS CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	For the Three Months Ended
	March 31,
	2009	2008

Operating activities:
Net income	$(865)	$290
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	12,035	10,188
Provision for bad debt	1,046	950
In-process research and development charge	-	850
Deferred income taxes	452	68

Stock compensation expense	4,408	3,347
Gain on sale of assets	(400)	(2,064)
Accounts receivable	3,695	(2,092)
Prepaid expenses and other current assets	(1,454)	(6,000)
Other assets	(237)	534
Deferred revenue	(807)	(3,351)
Accrued compensation	7,465	(4,537)
Accounts payable and other current liabilities	(6,596)	5,952
Long-term liabilities	751	2,343
Other reconciling items	243	427
Total adjustments	20,601	6,615
Net cash provided by operating activities	19,736	6,905
Investing activities:
Purchases of property and equipment	(7,273)	(6,940)
Purchase of marketable securities	-	(102,000)
Proceeds from sales of marketable securities	-	134,791
Proceeds from sale of assets	-	698
Proceeds from sale of debt and equity securities	150	-
Capitalized software development costs	(7,216)	(2,923)
Restricted Cash	-	-
Earnout on disposition	842	400
Cash paid for acquisitions, net of cash acquired	(2,763)	(53,634)
Net cash used in investing activities	(16,260)	(29,608)
Financing activities:
Proceeds from stock options exercised	74	1,486
Proceeds from employee stock purchase plan	242	169
Cash paid for debt issuance costs	-	-
Repayment of secured financing	-	-
Proceeds from secured financing	-	45,000
Net cash provided by financing activities	316	46,655

Effect of exchange rates on cash and cash equivalents	(214)	(264)
Net increase (decrease) in cash and cash equivalents	3,578	23,688
Cash and cash equivalents — beginning of period	108,304	22,510
Cash and cash equivalents — end of period	$111,882	$46,198

ECLIPSYS CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share amounts)
(Unaudited)

	GAAP					Non-GAAP
	Three Months	Stock-based			Premise	Three Months
	Ended	comp			Purchase	Ended
	March 31, 2009	expense (1)	Restructuring (2)	Amortization (3)	Accounting (4)	March 31, 2009

Income (loss) before income taxes	$(151)	$4,408	$5,434	$3,124	$1,494	$14,309

Net income (loss)	(865)	3,529	3,739	2,151	1,031	$9,585
Income allocated to participating securities	-	49	52	30	14	145
Net income (loss) available to common stockholders	(865)	3,480	3,687	2,121	1,017	9,440

Diluted income (loss) common per share	$(0.02)	$0.06	$0.07	$0.04	$0.02	$0.17
Shares used in computing earnings (loss) per common share
Basic	55,470	55,470	55,470	55,470	55,470	55,470
Diluted	55,470	55,601	55,601	55,601	55,601	55,601

(1)	Represents stock-based compensation expense.

(2)	This amount represents costs associated with the previously announced reduction in our professional services organization and other headcount and severance costs incurred in the quarter.

(3)	This amount is the amortization of intangible assets associated with our 2008 acquisitions.

(4)	This represents a deferred revenue adjustment of $1.739 million net of deferred costs adjustment of $0.245 million related to our December 2008 acquisition of Premise Corporation. The amounts represent the reduction of deferred revenue and related deferred costs acquired from Premise as a result of purchase accounting adjustments.

ECLIPSYS CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share amounts)
(Unaudited)

	GAAP							Non-GAAP
	Three Months	Stock-based						Three Months
	Ended	comp						Ended
	March 31, 2008	expense (1)	Derivative Suit (2)	EPSi (3)	Boca Restructure (4)	CPMRC Gain (5)	Tax (6)	March 31, 2008

Income (loss) before income taxes	$2,064	3,348	2,011	1,274	1,683	(2,031)	-	$8,349

Net income (loss)	$290	3,348	2,011	1,274	1,683	(2,031)	1,540	$8,115
Income allocated to participating securities	3	35	21	13	18	(21)	16	85
Net income (loss) available to common stockholders	287	3,313	1,990	1,261	1,665	(2,010)	1,524	8,030

Diluted income (loss) common per share	$0.01	$0.06	$0.04	$0.02	$0.03	$(0.04)	$0.03	$0.15
Shares used in computing earnings (loss) per common share
Basic	53,548	53,548	53,548	53,548	53,548	53,548	53,548	53,548
Diluted	54,515	54,515	54,515	54,515	54,515	54,515	54,515	54,515

(1)	Represents stock-based compensation expense.

(2)	These charges were incurred as a result of the voluntary stock option review completed in the second quarter 2007 and are related primarily to legal fees associated with the subsequent derivative litigation.

(3)

We completed our acquisition of Enterprise Performance Systems, Inc. ("EPSi") in February 2008. These amounts relate to a charge of $0.850 million for a write off of in-process research and development and amortization of intangible assets recorded as part of the purchase price allocation.

(4)

This charge was related primarily to amounts incurred to relocate the corporate headquarters from Boca Raton to Atlanta. These include salaries and benefits associated with termination of employees not relocating and other administrative costs associated with the move.

(5)	This gain was recorded in conjunction with contingent consideration earned related to the sale of CPM Resource Center business to Elsevier Inc. that was completed in the fourth quarter of 2007.

(6)	FASB Interpretation 48 "Accounting for Uncertainty in Income Taxes" clarifies the criteria for recognizing income tax benefits. This charge was recorded as a result of our review of uncertain state tax positions.

CONTACT:
Eclipsys
Jason Cigarran, 404-847-5965
Vice President, Investor Relations
jason.cigarran@eclipsys.com
or
Dave Morgan, 404-847-5980
Interim Chief Financial Officer
investor.relations@eclipsys.com